CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with this Quarterly Report of GROUP INTERNATIONAL Inc. (the "Company") on Form 10-Q for the year period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin Murray, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

         1. Such Quarterly Report on Form 10-Q for the period ending March 31, 2011, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in such Annual Report on Form 10-Q for the period ending March 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of GRUPO INTERNATIONAL INC.

Dated: July 29, 2011

GRUPO INTERNATIONAL INC.

By:  /s/ Kevin Murray
Kevin Murray
Chief Financial Officer



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